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                                                                     EXHIBIT 3.2


                                     BYLAWS

                                       OF

                     QWEST COMMUNICATIONS INTERNATIONAL INC.


                                    ARTICLE 1

                                     OFFICES

         SECTION 1.01. Registered Office. The registered office of Qwest Communications International Inc. (the "Corporation") in the State of Delaware shall be at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and its registered agent at such address shall be The Corporation Trust Company, or such other office or agent as the Board of Directors of the Corporation (the "Board") shall from time to time select.

         SECTION 1.02. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board may from time to time determine or the business of the Corporation may require.


                                    ARTICLE 2

                            MEETINGS OF STOCKHOLDERS

         SECTION 2.01. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board.

         SECTION 2.02. Annual Meetings. An annual meeting of the stockholders shall be held on such date and at such time as the Board shall fix in the notice of meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board shall cause the election to be held at a meeting of the stockholders as soon thereafter as conveniently may be. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the Board or officers of the Corporation.


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         SECTION 2.03. Special Meetings. Except as otherwise required by law or the Certificate of Incorporation of the Corporation (the "Certificate"), special meetings of the stockholders for any purpose or purposes may be called by any Chairman (as defined below), the Chief Executive Officer or a majority of the entire Board. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

         SECTION 2.04. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall sign a written waiver of notice thereof, whether before or after such meeting. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

         SECTION 2.05. Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote generally, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders; provided, however, that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class shall constitute a quorum for the transaction of business by such class.

         SECTION 2.06. Adjournments. The chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class, the chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class. At such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 2.07. Order of Business. (a) At each meeting of the stockholders, any Chairman or, in the absence of all three members of the Office of the Chairman, the Chief Executive Officer or, in the absence of the Chief Executive Officer, such person as shall be selected by the Board shall act as chairman of the meeting. The order of business at


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each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

          (b) At any annual meeting of stockholders, only such business shall be conducted as shall have been brought before the annual meeting (i) by or at the direction of the chairman of the meeting, (ii) pursuant to the notice provided for in Section 2.04 or (iii) by any stockholder who is a holder of record at the time of the giving of such notice provided for in this Section 2.07, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.07.

         (c) For business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation (the "Secretary"). To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 120 days prior to the anniversary date of the Corporation's proxy statement released to stockholders in connection with the previous year or if the date of the annual meeting has been changed by more than 30 days from the date contemplated at the previous year's annual meeting, then 150 days prior to the date of the annual meeting. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of the stockholder proposing such business and all persons or entities acting in concert with the stockholder; (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder and all persons or entities acting in concert with such stockholder; (iv) any material interest of the stockholder in such business; and (v) any additional information as the Board or the Chief Executive Officer of the Corporation shall deem necessary or desirable.

         The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting and such stockholder's proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at


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any annual meeting except in accordance with the procedures set forth in this
Section 2.07. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.07 and, if the chairman should so determine, the chairman shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted.

         SECTION 2.08. List of Stockholders. It shall be the duty of the Secretary or other officer who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

         SECTION 2.09. Voting. (a) Except as otherwise provided by law or by the Certificate, each stockholder of record of any class or series of capital stock of the Corporation shall be entitled at each meeting of stockholders to such number of votes for each share of such stock as may be fixed in the Certificate or in the resolution or resolutions adopted by the Board providing for the issuance of such stock, registered in such stockholder's name on the books of the Corporation:

                           (1) on the date fixed pursuant to Section 7.06 as the
                record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

                           (2) if no such record date shall have been so fixed,
                then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) Each stockholder entitled to vote at any meeting of stockholders may authorize not in excess of three persons to act for such stockholder by proxy. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

          (c) At each meeting of the stockholders, all corporate actions to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate or these bylaws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy, and where a separate vote by class is required, a majority of the votes cast by the stockholders of such class who are present in person or represented by proxy shall be the act of such class.


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          (d) Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy.

         SECTION 2.10. Inspectors. The chairman of the meeting shall appoint one or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be specified by the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such inspector.


                                    ARTICLE 3

                               BOARD OF DIRECTORS

         SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate directed or required to be exercised or done by the stockholders.

         SECTION 3.02. Number, Qualification and Election. (a) Until June 30, 2003, except as otherwise provided in the Certificate, the total number of directors constituting the whole Board shall be fourteen. After June 30, 2003, the total number of directors constituting the whole Board initially shall be fourteen and thereafter shall be as determined from time to time by the Board, provided, however, that any reduction in the total number of directors constituting the whole Board shall not terminate the term of any director then in office. Initially, U S WEST, Inc. ("U S WEST") shall have designated seven members of the Board (the "U S WEST Designees") and the Corporation shall have designated seven members of the Board (the "Corporation Designees"). Until June 30, 2003, the U S WEST Designees shall have the right to nominate seven members of the Board and Corporation Designees shall have the right to nominate seven members of the Board; any vacancy created on the Board as a result of any such nominee leaving the Board shall be filled by the remaining U S WEST Designees or Corporation Designees, as applicable, on the Board who nominated such person leaving the Board; and to the extent the Corporation has a classified Board, each class of directors shall contain as even a number of U S WEST Designees and Corporation Designees as possible.

          (b) The directors, other than those who may be elected by the holders of shares of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation pursuant to the terms of Article 5 of the Certificate or any resolution or resolutions providing for the issuance of such stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible, with each class to hold office until its successors are elected and qualified. Subject to the rights of the


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holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, at each such annual meeting of the stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          (c) Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

          (d) In any election of directors held at a meeting of stockholders, the persons receiving a plurality of the votes cast by the stockholders entitled to vote thereon at such meeting who are present or represented by proxy, up to the number of directors to be elected in such election, shall be deemed elected.

          SECTION 3.03. Notification of Nomination. Subject to Section 3.02(a), and subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving of the notice of nomination provided for in this Section 3.03 and who is entitled to vote for the election of directors. Any stockholder of record entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if timely written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary in accordance with Section 2.07(c). Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, of all persons or entities acting in concert with the stockholder, and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or entities acting in concert with the stockholder (naming such person or entities) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board; (e) the class and number of shares of the Corporation that are beneficially owned by the stockholder and all persons or entities acting in concert with the stockholder; and (f) the consent of each nominee to being named in a proxy statement as nominee and to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made after compliance with the foregoing procedure. Only such persons who are nominated in accordance with the procedures set forth in this Section 3.03 (or in accordance with Section 3.02(a)) shall be eligible to serve as directors of the Corporation.


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         SECTION 3.04. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate or these bylaws, a majority of the entire Board shall constitute a quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         SECTION 3.05. Place of Meeting. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notice or waivers of notice thereof.

         SECTION 3.06. Regular Meetings. Regular meetings of the Board shall be held at such times and places as the Office of the Chairman or the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

         SECTION 3.07. Special Meetings. Special meetings of the Board shall be held whenever called by the Office of the Chairman or by a majority of the directors.

         SECTION 3.08. Notice of Meetings. Notice of regular meetings of the Board or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be given by overnight delivery service or mailed to each director, in either case addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place electronically or by telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

         SECTION 3.09. Rules and Regulations. The Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

         SECTION 3.10. Participation in Meeting by Means of Communication Equipment. Any one or more members of the Board or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or


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similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

         SECTION 3.11. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all of the members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of the proceedings of the Board or of such committee.

         SECTION 3.12. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board, any Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified therein, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.13. Removal of Directors. Directors may be removed only as provided in Section 6.05 of the Certificate.

         SECTION 3.14. Vacancies. Subject to Section 3.02(a), and subject to the rights of the holders of any class or series of stock having a preference over the common stock of the Corporation as to dividends or upon liquidation, any vacancies on the Board resulting from death, resignation, removal or other cause shall only be filled by the Board by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and newly created directorships resulting from any increase in the number of directors shall be filled by the Board, or if not so filled, by the stockholders at the next annual meeting thereof or at a special meeting called for that purpose in accordance with Section 2.03. Any director elected in accordance with the preceding sentence of this Section 3.14 shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified.

         SECTION 3.15. Compensation. Each director, in consideration of such person serving as a director, shall be entitled to receive from the Corporation such amount per annum and such fees for attendance at meetings of the Board or of committees of the Board, or both, as the Board shall from time to time determine. In addition, each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director. Nothing contained in this Section 3.15 shall preclude any director from serving the Corporation or any of its subsidiaries in any other capacity and receiving proper compensation therefor.


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                                    ARTICLE 4

                      COMMITTEES OF THE BOARD OF DIRECTORS

         SECTION 4.01. Establishment of Committees of the Board of Directors; Election of Members of Committees of the Board of Directors; Functions of Committees of the Board of Directors. The Board may, in accordance with and subject to the General Corporation Law of the State of Delaware, from time to time establish committees of the Board to exercise such powers and authorities of the Board, and to perform such other functions, as the Board may from time to time determine. Until June 30, 2003, except as otherwise provided by the Board, U S WEST Designees and Corporation Designees will be represented equally on all of the committees of the Board.

         SECTION 4.02. Procedures; Meetings; Quorum. Regular meetings of committees of the Board, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of any committee of the Board shall be called at the request of a majority of the members thereof. Notice of each special meeting of any committee of the Board shall be given by overnight delivery service or mailed to each member, in either case addressed to such member at such member's residence or normal place of business, at least two days before the day on which the meeting is to be held or shall be sent to such members at such place electronically or by telecopy or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to it or at its commencement, the lack of such notice to such member. Any special meeting of any committee of the Board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the Board need not be given. Any committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate or these bylaws for the conduct of its meetings as such committee of the Board may deem proper. A majority of the members of any committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. Each committee of the Board shall keep written minutes of its proceedings and shall report on such proceedings to the Board.


                                    ARTICLE 5

                                    OFFICERS

         SECTION 5.01. Number; Term of Office. The officers of the Corporation shall be such officers as the Board may from time to time determine, which (a) until June 30, 2003, shall include an Office of the Chairman, which initially will consist of two


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members, namely, Philip F. Anschutz and Joseph P. Nacchio; and (b) may include a
Chief Executive Officer, President, Chief Financial Officer, General Counsel and one or more Vice Presidents (including, without limitation, Assistant, Executive and Senior Vice Presidents) and a Treasurer, Secretary and Controller and such other officers or agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as provided in these bylaws or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

         SECTION 5.02. Removal. Any officer may be removed, either with or without cause, by the Board at any meeting thereof or, except in the case of any officer elected by the Board, by any superior officer upon whom such power may be conferred by the Board. Until June 30, 2003, notwithstanding anything else in these bylaws, only the Board shall have the authority to remove from office and replace any member of the Office of the Chairman.

         SECTION 5.03. Resignation. Any officer may resign at any time by giving notice to the Board, the Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5.04. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these bylaws for election to such office.

         SECTION 5.05. Office of the Chairman; Members, Powers and Duties. Until June 30, 2003, (i) the Office of the Chairman will consist of two members, both of whom will individually be considered a Chairman of the Corporation (each member individually, a "Chairman"); and (ii) subject to the power and authority of the Board as required by applicable law, the Office of the Chairman shall, through one of its members so designated, chair all meetings of the Board and shall have the exclusive power and final authority with respect to the following matters (to the extent Board and/or stockholder action is not required by law):


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          (a) the approval of any acquisition or disposition of a business through a merger, strategic acquisition or disposition, asset purchase or sale, joint venture, partnership, lease arrangement or otherwise, in each case involving aggregate sale or purchase proceeds of up to $500 million;

          (b) the approval of any merger, consolidation or other similar type of transaction between the Corporation and any third party, in each case involving aggregate consideration (including the assumption of indebtedness) of up to $500 million;

          (c) the setting of general corporate strategy and direction involving approval of long term strategic plans and annual budgets and goals;

          (d) the allocation of capital resources including approval of the Corporation's annual capital budget and any material amendment or deviation therefrom; and

          (e) the termination or any significant diminution of the responsibilities of the officers in the eight most senior executive officers of the Corporation (or its subsidiaries) other than any member of the Office of the Chairman.

          Until June 30, 2003, to the extent Board action is required with respect to any matter referred to in items (a) through (e) above, the Office of the Chairman shall have the sole power and authority to present such matters to the Board.

          Until June 30, 2003, the Office of the Chairman shall take action by a unanimous vote. Until June 30, 2003, any Chairman shall have the right to call a special meeting of the Board or at a regularly called meeting to present any matter referred to in items (a) through (e) above for consideration by the full Board. Unless otherwise precluded from doing so by these bylaws, any Chairman may be a member of the committees of the Board. Any Chairman may be designated by the Board as an officer of the Corporation and may be elected by the Board as the Chief Executive Officer. In case of the absence or disability of both members of the Office of the Chairman or a vacancy in the Office of the Chairman, the Chief Executive Officer or, if none, the President shall exercise all the powers and perform all the duties of the Office of the Chairman. Until June 30, 2003, the Board shall set the compensation of the members of the Office of the Chairman.

          SECTION 5.06. Chief Executive Officer; Powers and Duties. Subject to the control of the Board, the Chief Executive Officer shall supervise and direct generally all the business and affairs of the Corporation. Any document may be signed by the Chief Executive Officer or any other person who may be thereunto authorized by the Board or the Chief Executive Officer. The Chief Executive Officer may appoint such assistant officers as are deemed necessary.

          SECTION 5.07. President, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents; Powers and Duties. The President shall be the chief operating officer of the Corporation. The President and each Executive Vice President, each Senior Vice


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President, and each Vice President shall have such powers and perform such duties as may be assigned by the Board of Directors or the Chief Executive Officer.

         SECTION 5.08. Secretary and Assistant Secretaries; Powers and Duties. The Secretary shall attend all meetings of the stockholders and the Board and shall keep the minutes for such meetings in one or more books provided for that purpose. The Secretary shall be custodian of the corporate records, except those required to be in the custody of the Treasurer or the Controller, shall keep the seal of the Corporation, and shall execute and affix the seal of the Corporation to all documents duly authorized for execution under seal on behalf of the Corporation, and shall perform all of the duties incident to the office of Secretary, as well as such other duties as may be assigned by the Chief Executive Officer or the Board.

         The Assistant Secretaries shall perform such of the Secretary's duties as the Secretary shall from time to time direct. In case of the absence or disability of the Secretary or a vacancy in the office, an Assistant Secretary designated by the Chief Executive Officer or by the Secretary, if the office is not vacant, shall perform the duties of the Secretary.

         SECTION 5.09. Chief Financial Officer; Powers and Duties. The Chief Financial Officer shall be responsible for maintaining the financial integrity of the Corporation, shall prepare the financial plans for the Corporation, and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be assigned by the Chief Executive Officer or the Board.

         SECTION 5.10. Treasurer and Assistant Treasurers; Powers and Duties. The Treasurer shall have care and custody of the funds and securities of the Corporation, shall deposit such funds in the name and to the credit of the Corporation with such depositories as the Treasurer shall approve, shall disburse the funds of the Corporation for proper expenses and dividends, and as may be ordered by the Board, taking proper vouchers for such disbursements. The Treasurer shall perform all of the duties incident to the office of Treasurer, as well as such other duties as may be assigned by the Chief Executive Officer or the Board.

         The Assistant Treasurers shall perform such of the Treasurer's duties as the Treasurer shall from time to time direct. In case of the absence or disability of the Treasurer or a vacancy in the office, an Assistant Treasurer designated by the Chief Executive Officer or by the Treasurer, if the office is not vacant, shall perform the duties of the Treasurer.

         SECTION 5.11. General Counsel; Powers and Duties. The General Counsel shall be the chief legal officer of the Corporation. The General Counsel shall have such power and exercise such authority and provide such counsel to the Corporation as deemed necessary or desirable to enforce the rights and protect the property and integrity of the Corporation, shall also have the power, authority, and responsibility for securing for the


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

Corporation all legal advice, service, and counseling, and shall perform all of the duties incident to the office of General Counsel, as well as such other duties as may be assigned by the Chief Executive Officer or the Board.

         SECTION 5.12. Controller and Assistant Controllers; Powers and Duties. The Controller shall keep and maintain in good and lawful order all accounts required by law and shall have sole control over, and ultimate responsibility for, the accounts and accounting methods of the Corporation and the compliance of the Corporation with all systems of accounts and accounting regulations prescribed by law. The Controller shall audit, to such extent and at such times as may be required by law or as the Controller may think necessary, all accounts and records of corporate funds or property, by whomsoever kept, and for such purposes shall have access to all such accounts and records. The Controller shall make and sign all necessary and proper accounting statements and financial reports of the Corporation, and shall perform all of the duties incident to the office of Controller, as well as such other duties as may be assigned by the Chief Executive Officer or the Board.

         The Assistant Controllers shall perform such of the Controller's duties as the Controller shall from time to time direct. In case of the absence or disability of the Controller or a vacancy in the office, an Assistant Controller designated by the Chief Executive Officer or the Controller, if the office is not vacant, shall perform the duties of the Controller.

         SECTION 5.13. Salaries. Subject to the last sentence of Section 5.05, the salaries of all officers of the Corporation shall be fixed by or in the manner provided by the Board. Subject to the last sentence of Section 5.05, if authorized by a resolution of the Board, the salary of any officer other than the Chief Executive Officer may be fixed by the Chief Executive Officer or a Committee of the Board. Until June 30, 2003, the compensation committee of the Board shall have the right to approve the filling of any vacancy created in any of the officer positions (exclusive of the Office of the Chairman) as set forth in the letter of understanding between U S WEST and the Corporation dated July 18, 1999 and the setting of salary levels of such executives. No officer shall be disqualified from receiving a salary by reason of also being a director of the Corporation.


                                    ARTICLE 6

                                 INDEMNIFICATION

         SECTION 6.01. Scope of Indemnification. (a) The Corporation shall indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise, by reason of the fact that such person is or was serving in an indemnified capacity, except to the extent that any such indemnification against a particular liability is expressly prohibited by applicable law or where a judgment or other final adjudication adverse to the indemnified representative establishes, or where it is determined in accordance with applicable law, that his or her acts or omissions (i) were in breach of such person's duty of loyalty to the Corporation or its stockholders,
(ii) were not in good faith or involved intentional misconduct or a knowing violation of law, or (iii) resulted in receipt by such person of an improper personal benefit. The rights granted by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution, or advancement of expenses may be entitled under any statute, certificate of incorporation, agreement, contract of insurance, vote of stockholders or disinterested directors, or otherwise. The rights of indemnification and advancement of expenses provided by or granted pursuant to this Article 6 shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

          (b) If an indemnified representative is not entitled to indemnification with respect to a portion of any liabilities to which such person may be subject, the Corporation shall nonetheless indemnify such indemnified representative to the maximum extent for the remaining portion of the liabilities.

          (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the indemnified representative is not entitled to indemnification.

          (d) To the extent permitted by law, the payment of indemnification provided for by this Article 6, including the advancement of expenses pursuant to Section 6.02, with respect to proceedings other than those brought by or in the right of the Corporation, shall be subject to the conditions that the indemnified representative shall give the Corporation prompt notice of any proceeding, that the Corporation shall have complete charge of the defense of such proceeding and the right to select counsel for the indemnified representative, and that the indemnified representative shall assist and cooperate fully in all matters respecting the proceeding and its defense or settlement. The Corporation may waive any or all of the conditions set forth in the preceding sentence. Any such waiver shall be applicable only to the specific payment for which the waiver is made and shall not in any way obligate the Corporation to grant such waiver at any future time. In the event of a conflict of interest between the indemnified representative and the Corporation that would disqualify the Corporation's counsel from representing the indemnified representative under the rules of professional conduct applicable to attorneys, it shall be the policy of the Corporation to waive any or all of the foregoing conditions subject to such limitations or conditions as the Corporation shall deem to be reasonable in the circumstances.

          (e) For purposes of this Article 6:

                            (1) "indemnified capacity" means any and all past,
                present, or future services by an indemnified representative in one or more capacities as a director, officer, employee, or agent of the Corporation or, at the request of the Corporation, as a director, officer, employee, agent, fiduciary, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan, or other entity or enterprise; any indemnified representative serving an affiliate of the Corporation in any capacity shall be deemed to be doing so at the request of the Corporation;

                            (2) "affiliate of the Corporation" means an entity
                that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation;

                            (3) "indemnified representative" means any and all
                directors, officers, and employees of the Corporation and any other person designated as an indemnified representative by the Board;

                             (4) "liability" means any damage, judgment, amount
                paid in settlement, fine, penalty, punitive damage, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, expert witness fees, costs of investigation, litigation and appeal costs, attorneys' fees, and disbursements); and

                             (5) "proceeding" means any threatened, pending, or
                completed action, suit, appeal, or other proceeding of any nature, whether civil, criminal, administrative, or investigative, whether formal or informal, whether external or internal to the Corporation, and whether brought by or in the right of the Corporation, a class of its security holders or otherwise.

         SECTION 6.02. Advancing Expenses. All reasonable expenses incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 6.01 shall be advanced to the indemnified representative by the Corporation. Before making any such advance payment of expenses, the Corporation shall receive an undertaking by or on behalf of the indemnified representative to repay such amount if it shall ultimately be determined that such indemnified representative is not entitled to be indemnified by the Corporation pursuant to this Article 6. No advance shall be made by the Corporation if a determination is reasonably and promptly made by a majority vote of disinterested directors, even if the disinterested directors constitute less than a quorum, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board or counsel at the time such determination is made, the indemnified representative has acted in such a manner as to permit or require the denial of indemnification pursuant to the provisions of Section 6.01.


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

                                    ARTICLE 7

                                  CAPITAL STOCK

         SECTION 7.01. Share Ownership. (a) Holders of shares of stock of each class of the Corporation shall be recorded on the books of the Corporation and ownership of such stock shall be evidenced by a certificate or other form as shall be approved by the Board. Certificates representing shares of stock of each class, if any, shall be signed by, or in the name of, the Corporation by any Chairman or the President, any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation, which may be a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

          (b) The stock ledger and blank share certificates shall be kept by the Secretary or by a transfer agent or by a registrar or by any other officer or agent designated by the Board.

         SECTION 7.02. Transfer of Shares. Transfers of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary or a transfer agent for such stock, if any, and on surrender of the certificate or certificates, if any, for such shares properly endorsed or accompanied by a duly executed stock transfer power (or by proper evidence of succession, assignment or authority to transfer) and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. The person in whose name shares are registered on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

         SECTION 7.03. Registered Stockholders and Addresses of Stockholders.
(a) The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

          (b) Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be given to such person, and, if any stockholder shall fail to designate such address, corporate notices may be given to such person at such person's post office address, if any, as the same appears on the stock record books of the Corporation or at such person's last known post office address.

          SECTION 7.04. Lost, Destroyed and Mutilated Certificates. The Corporation may issue to any holder of shares of stock the certificate for which has been lost, stolen, destroyed or mutilated a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction. The Board, or a committee designated thereby, or the transfer agents and registrars for the stock, may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as they may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

          SECTION 7.05. Regulations. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

          SECTION 7.06. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment or any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

          SECTION 7.07. Transfer Agents and Registrars. The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.


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

                                    ARTICLE 8

                                      SEAL

         The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation and the words and figures of "Corporate Seal Delaware", or such other words or figures as the Board may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.


                                    ARTICLE 9

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on the 31st day of December in each year.


                                   ARTICLE 10

                                   AMENDMENTS

         Any bylaw may be adopted, repealed, altered or amended by the affirmative vote of two-thirds of the entire Board at any meeting thereof; provided that notwithstanding anything else in these bylaws, the first, third, and fourth sentences of Section 3.02(a), the second sentence of Section 4.01,
Section 5.01(a), the second sentence of Section 5.02, Section 5.05 (except for the third, fourth, and fifth sentences of the last paragraph thereof), the third sentence of Section 5.13, this proviso in this first sentence of Article 10, and the last sentence of Article 10 may only be amended or repealed by an affirmative vote of three-fourths of the Board at any meeting thereof. The stockholders of the Corporation shall have the power to amend, alter or repeal any provision of these bylaws only to the extent and in the manner provided in the Certificate.


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